Exhibit 23.1

March 30, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Galaxy Gaming, Inc.

Las Vegas, Nevada

To Whom It May Concern:

KLJ & Associates, LLP hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Galaxy Gaming, Inc. of our report dated March 30, 2016, relating to the financial statements of Galaxy Gaming, Inc., a Nevada Corporation, as of and for the years ending December 31, 2015 and 2014.

Sincerely,

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, Minnesota

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330